UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN A PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934, as amended

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a 12

BRINKER CAPITAL DESTINATIONS TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a 6(i)(1) and 0 11.

1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date File:

Brinker Capital + Orion Advisor Solutions On or about Wednesday, August 5, 2020, a notice will be sent to your clients who are investors in the Destinations mutual fund portfolios informing them of their right to vote on a new investment advisory agreement related to the pending change of ownership of Brinker Capital, Inc. The vote is required from a regulatory perspective to approve Brinker Capital’s new investment advisory agreement with the Brinker Capital Destinations Trust. This will allow Brinker Capital to continue providing the same investment services to the Destinations mutual funds as we do today. After careful consideration, the Board of Trustees of the Brinker Capital Destinations Trust unanimously approved the new investment advisory agreement at a meeting held on July 13, 2020 and recommended that investors vote “FOR” the approval of the new investment advisory agreement. Many investors in the Destinations mutual fund portfolios previously delegated authority to Brinker Capital to vote proxies on their behalf. However, those who have not, will receive either a hard copy proxy notice/ballot in the mail or an electronic version via email requesting their vote. Investor votes are needed to approve the new investment advisory agreement. Therefore, we are seeking your support in asking your clients to vote “FOR” the approval of the new investment advisory agreement. We are also asking for investors to respond promptly because the shareholder meeting to approve the proxy is scheduled for August 31, 2020. If we obtain the required vote quickly, we will be able to avoid unnecessary delays and proxy solicitation calls.

Proxy Notice Sample Proxy Ballot Sample View the Destinations mutual fund proxy FAQ for key information about the proxy solicitation process. If you have any questions regarding the Destinations mutual fund proxy, please contact a member of the Brinker Capital Client Service team at 800.333.4573. Thank you for your business and your support. We look forward to continuing to serve you and your clients. Sincerely, Jason B. Moore Chief Solutions Officer, Brinker Capital This material is not a substitute for the Proxy Statement that the Destinations mutual funds will file with the SEC. You are urged to read the Proxy Statement when it becomes available because it will contain important information. The Proxy Statement and related documents will be filed by Brinker Capital Destinations Trust with the SEC and will be available free of charge at the SEC’s website, www.sec.gov. For financial advisor use only. Brinker Capital, Inc. a registered investment advisor. 1055 Westlakes Drive, Suite 250 | Berwyn, PA 19312 800.333.4573 If you no longer wish to receive these emails, click on the following link: Unsubscribe